Exhibit 10.28

SHARE PURCAHSE AGREEMENT

THIS AGREEMENT is made as of the 9th day of June, 2002 between BEIJING CHENGBO SCIENCE & TRADE CO. (“BCST”), a corporation duly incorporated under the laws of China, BEIJING SKYLAND CULTURE LTD. (“Skyland”), a corporation duly incorporated under the laws of China, (collectively, the “Vendors”), CEN SMART NETWORKS LTD. (“CEN”), a company duly incorporated under the laws of China, (the “Purchaser”) and CHINA VENTURES INC., a company duly incorporated under the laws of the Province of British Columbia (“CVI”).

WHEREAS:

A.

The Vendors are the legal, beneficial and registered owners of 87% of the issued and outstanding common shares in the capital of Today’s Teachers Technology & Culture Ltd. (“TTTC”);

B.

CEN is a joint venture company of CVI in China;

C.

China Education Association, another shareholder of TTTC, which owns 13% of TTTC has agreed to allow BCST and Sky-land to sell their shares of TTTC to the Purchaser.

D.

The shareholders of TTTC have agreed and decided to have a new shareholder.

E.

The current valuation of TTTC is 10 million RMB.  The final estimate of value shall be decided by a third party valuation and will be adjusted upon receipt of such valuation.  It is signed that the adjustment is limited to a maximum of 15% of 10 million RMB.

F.

The sale price of 70% of TTTC is 7 million RMB (the final price shall be adjusted by the final valuation of TTTC);

G.

CEN and CVI has agreed to pay 2.8 million RMB cash and 7.9 million CVI shares at $0.10 per share to BCST and Sky-land for 70% of the shares of TTTC (the final price shall be adjusted by the final valuation of TTTC);

H.

BCST and Sky-land has agreed that the aforementioned 2.8 million RMB cash shall be reinvested into TTTC for a one year term to be used for working capital.

I.

The Vendors wish to sell and the Purchaser wishes to purchase 70% of the shares of TTTC on the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSTH that in consideration of the premises, and the mutual covenants and agreements set forth below, the parties hereto (the “Parties”) covenant and agree as follows:

1.0

PURCHASE AND SALE

1.1

On the basis of and subject to the terms and conditions of this Agreement, CEN agrees to purchase and the Vendors agree to sell, on the Closing Date (as hereinafter defined), the number of shares of TTTC (collectively, the “Purchased Shares”) set forth opposite the names of each of the Vendors in Schedule A in exchange for the issuance to each Vendor of the number of Common Shares of CVI (collectively, the “Common Shares”) set forth opposite such Vendor’s name in Schedule A.

1.2

The CVI Shares shall be allotted and issued by CVI by the delivery to the Vendors, on the Closing Date, of certificates duly registered in the names of the appropriate parties.  All certificates representing the CVI shares will be endorsed with a legend to the effect that the securities represented by such certificates are subject to a hold period and may not be traded in British Columbia until a date twelve months from the date of issue except as permitted by the Securities Act (British Columbia) and Securities Rules (British Columbia).

2.0

REPRESENTATIONS AND WARRANTIES

2.1

Each of the Vendors hereby warrants and represents severally, and not jointly and severally, to CEN and CVI as follows and acknowledges that CEN and CVI are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

such Vendor has necessary power, authority and right to enter into and perform it obligations under this Agreement, including without limitation, to sell and transfer the Purchased Shares owned by such Vendor to CEN;

(b)

this Agreement has been duly and validly executed and delivered by such Vendor and constitutes a legal, valid and binding obligation of such Vendor, enforceable against it in accordance with its terms;

(c)

the Purchased Shares owned by such Vendor are legally and beneficially owned by such Vendor, free and clear of all liens, mortgages, charges, encumbrances and claims whatsoever and no person, other than CEN, has any agreement or option, to acquire the Purchased shares owned by such Vendor, or any part thereof or interest therein;

(d)

except as set forth in Schedule A, none of such Vendor, or any affiliate or associate of such Vendor, owns or has any agreement or option, or right capable of becoming an agreement or option, to acquire any shares or other securities of the Company;

(e)

none of such Vendor, or any affiliate or associate of such Vendor, owns any property or assets which are located on the lands owned by the Company or are used by the Company in the conduct of its business;

(f)

the Company is a corporation duly incorporated, organized and subsisting under the laws of its jurisdiction of incorporation, and is in good standing there under.  The Company has the corporate power, authority and capacity to own and operate its properties and assets, and to carry on its business as presently being conducted;

(g)

the Company is duly qualified to carry on business in each jurisdiction in which the nature of the business or the property owned or leased by it makes such qualification necessary and in each jurisdiction in which failure to be so qualified would materially and adversely affect the Company;

(h)

the authorized capital of TTTC consists of the shares issued and outstanding and the registered owners of which are set forth in Schedule A.  All such issued and outstanding shares have been duly authorized and issued as fully paid and non-assessable and have been issued in compliance with applicable laws concerning the issuance of securities;

(i)

the books and records of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company as at the date thereof and all financial transactions of the Company relating to its business have been accurately recorded in such books and records in all material respects.

(j)

the minute books of the Company have been made available to CEN and CVI and contain all articles, by-laws and resolutions and a complete and accurate record of all meetings and actions of directors and shareholders of the Company since the incorporation of the Company, and reflect all transactions referred to in such minutes accurately up until the Closing Date.  The share certificate books, register of shareholders, register of transfers and register of directors of the Company are complete and accurate;

(k)

the financial statements of TTTC for the period ended December 31, 2001 (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and from period to period, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates and for the periods indicated therein, subject in the case of the unaudited Financial Statements to normal year end audit adjustments.  The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.  A true and complete copy of the Financial Statements has been delivered to the Purchaser;

(l)

except as set forth in the Financial Statements, TTTC does not have any liabilities, obligations or commitments (including, without limitation, indebtedness, tax liabilities, guarantees, indemnifications, surety or similar obligations), whether accrued, absolute contingent or otherwise;

(m)

there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company) pending or, to the best of the knowledge of such Vendor threatened against or adversely affecting the Company, or any of its assets at law or in equity or before any court or governmental agency, domestic or foreign;

(n)

no authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required to be obtained by such Vendor or by the Company in connection with the execution, delivery or performance of this Agreement or the sale of the Purchased Shares; and

(o)

the representations, warrants and statements of fact contained herein or otherwise furnished by or on behalf of such Vendor to CEN and CVI in connection with the transactions contemplated by this Agreement so not omit to state any material fact necessary to make any representation, warranty or statement not misleading to a prospective purchaser of equity shares seeking full information as to the Company and its business or proposed business, which, if known by CEN and CVI, might reasonably be expected to deter CEN from completing the transactions contemplated hereunder.

2.2

CEN warrants and represents to each of the Vendors as follows and acknowledges that each of the Vendors is relying on such representations and warranties in connection with the transaction contemplated herein:

(a)

CEN is a company duly incorporated and validly existing under the laws of China and has all necessary power, authority and right to enter into and perform its obligations under this Agreement including, without limitation, to purchase the Purchased Shares from each of the Vendors; and

(b)

this Agreement has been duly and validly authorized, executed and delivered by CEN and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

2.3

The representations and warranties contained in this Agreement shall survive the Closing (as defined below), the issuance of the CVI Shares.

2.4

Each of the Vendors will, upon demand, indemnify, defend and hold harmless CEN and CVI from and against any and all demands, claims, actions, proceedings, losses, damages, liabilities, costs, and expenses suffered or incurred by CEN and CVI, directly or indirectly by reason of a breach of or any inaccuracy in any of the representations or warranties of that Vendor contained in Section 2.1 hereof or a breach of any of the covenants of that Vendor contained in Section 3.1 hereof.

2.5

CEN will, upon demand, defend and hold harmless each of the Vendors from and against any and all demands, claims, actions, proceeding, losses, damages, liabilities, costs, and expenses suffered or incurred by such Vendor, directly or indirectly, by reason of a breach of or any inaccuracy in any of the representations or warranties contained in Section 2.2 hereof or a breach of any of the covenants contained in Section 3.2 hereof.

3.0

COVENANTS

3.1

Each of the Vendors covenants and agrees to and with the Purchaser that:

(a)

such Vendor will, on or before the Closing Date, at its expense, execute and/or deliver each of the documents referred to Section 5.1 hereof, and do any and all further acts and things and execute and deliver any and all further documents and instruments as are necessary or desirable to carry out the intent of this Agreement; and

(b)

such Vendor will not enter into any agreement, commitment, or arrangement, or undertake or omit to take any other action, which would preclude the Vendor from completing the transactions contemplated hereby on the terms set out in this Agreement.

3.2

CEN covenants to and with each of the Vendors that it will, on or before the Closing Date, execute and deliver each of the documents referred to in Section 5.2 hereof.

4.0

CONDITIONS PRECEDENT

4.1

Notwithstanding anything herein contained, the obligation of CEN to carry out the terms of this Agreement and to complete the purchase and sale of the Purchased Shares is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

(a)

each of the warranties and representation of each of the Vendors made herein shall be true and correct as of the date hereof and as of the Closing Date;

(b)

each of the Vendors shall have complied with all of the covenants and agreement required to be performed or complied with by him hereunder;

(c)

CEN shall be fully satisfied in its sole discretion with the results of its due diligence inquiries regarding TTTC and the Purchased Shares; and

(d)

CVI shall have obtained all regulatory approvals required to enable CVI to complete the transactions contemplated hereby and to enable CVI to issue the CVI Shares hereunder.

4.2

The conditions set forth in Section 4.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part on or before the Closing Date.

4.3

Notwithstanding anything else herein contained, the obligation of the Vendors to carry out the term of this Agreement and to complete the purchase and sale of the Purchased Shares is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

(a)

each of the warranties and representations of CEN shall be true and correct as of the date hereof and as of the Closing Date; and

(b)

CEN shall have complied with all of the covenants and agreements required to be performed or complied with by it hereunder.

5.0

CLOSING DELIVERIES

5.1

At the Closing, the Vendors shall deliver or cause to be delivered to the Purchaser:

(a)

the resignation in writing of the director and officer of TTTC;

(b)

share certificates representing the Purchased Shares, registered in the name of the Vendors and duly endorsed for transfer to CEN;

(c)

a certificate, executed by such Vendor and dated the Closing Date, to the effect that the representations and warranties of such Vendor contained in this Agreement are true and correct as of the Closing Date;

(d)

the re-registered TTTC business license, certificate of the ownership approvals and all related documents for the CEN’s 70% ownership of TTTC;

(e)

the amended Articles and the name list of the Board of Directors of TTTC.

5.2

At the Closing, CEN shall deliver or cause to be delivered to the Vendors share certificates representing the CVI Shares registered in the names of the Vendors, in the amounts set forth opposite each such Vendors’ name in Schedule A.

6.0

CLOSING

6.1

The completion of the purchase and sale of the Purchased Shares as contemplated by this Agreement (the “Closing”) shall take place at the date as the Parties may agree upon in writing (the “Closing Date”), at the offices of counsel for CVI or other place which determinate by the parties.

6.2

All documents to be delivered at the Closing will be delivered to counsel for CVI, in escrow, on or before the Closing Date.  All matters of payment, execution and delivery of documents required to be paid and/or delivered at Closing will be deemed to be concurrent requirements, and the Closing shall not occur until all such payment and documents have been paid, executed and/or delivered, as the case may be.

7.0

GENERAL

7.1

Time shall be the essence of this Agreement.

7.2

This Agreement and each of the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.3

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be deemed to be severable.

7.4

The terms “affiliate” and “associate”, wherever used in this Agreement, shall have the respective meaning ascribed to them in the Company Act (British Columbia).

7.5

This Agreement, together with the other documents provided for herein, contains the whole agreement between the Vendor and Purchaser in respect to the purchase and sale of the Purchased Shares and supersedes all prior agreements, undertakings, and commitments whether oral or written, between the Parties with respect to the subject matter hereof.  There are no warranties, representations, terms, conditions or collateral agreements, express or implied between the Parties with respect to the subject matter of this Agreement, except as set out in this Agreement or in the documents provided for herein.

7.6

No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.  No waiver of any provision nor shall any such waiver constitute a continuing waiver, unless otherwise expressly provided.

7.7

This Agreement shall be binding upon and ensure to the benefit of the Parties and their respective successors and assigns, provided that neither this Agreement nor any of the documents to be delivered hereunder may be assigned, by either Party without the prior written consent of the other Party.

7.8

This Agreement may be executed in one or more counterparts and together such counterparts shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the 9th day of June, 2002.

BEIJING CHENGBO SCIENCE & TRADE LTD.

Per:____________________________

Authorized Signatory

BEIJING SKY-LAND CULTURE LTD.

Per:____________________________

Authorized Signatory

CEN SMART NETWORKS LTD.

Per:____________________________

Authorized Signatory

CHINA VENTURES INC.

Per:____________________________

Authorized Signatory

SCHEDULE A

PURCHASED SHARES

	Number of Common Shares of Company Owned	Number of Purchased Shares	Number of CVI Shares to be Issued

Chengbo	58%	46.67%	5,266,700*
Sky-Land	29%	23.33%	2,633,300*

Total	87%	70.00%	7,900,000*

Note *: The final number should be adjusted by the final valuation of TTTC.

SCHEDULE B

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 9th day of June, 2002 between BEIJING CHENGBO SCIENCE & TRADE LTD., a corporation duly incorporated under the laws of China, BEIJING SKY-LAND CULTURE LTD., a corporation duly incorporated under the laws of China, (collectively, the “Vendors”), CEN SMART NETWORKS LTD., a company duly incorporated under the laws of China, (the “CEN”) and CHINA CENTURES INC., a company duly incorporated under the laws of the Province of British Columbia (“CVI”).

WHEREAS

A.

Pursuant to a share purchase agreement (the “Share Purchase Agreement”) dated as of June 9, 2002 among CVI and the Vendors, the Purchaser has agreed to purchase and the Vendors have agreed to sell an aggregate of 70% of Today’s Teachers Technology & Culture Ltd. (“TTTC”) in exchange for the issuance of common shares of CVI; and

B.

CVI has agreed to issue the Common Shares of CVI (“CVI Shares”) immediately in exchange for the acquisition of 70% ownership of TTTC through CEN in accordance with the terms hereof;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other goods and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

1.0

CURRENT MARKET PRICE

1.1

The term “Current Market Price”, as used herein, means, in respect of a CVI Share on any date, the average of the closing prices of CVI Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the Canadian Venture Exchange, provided however, that if in the opinion of the board of directors of CVI the public distribution or trading activity of CVI Shares during such period does not create a market which reflects the fair market value of a CVI Share, then the Current Market Price of a CVI Share shall be determined by the board of directors of CVI based upon the advice of such qualified independent financial advisors and the regulation of the Stock Exchange as the board of directors of CVI may deem to be appropriate, and provided further than any such selection, opinion or determination by the board of directors of CVI shall be conclusive and binding.

2.0

SHARE EXCHANGE

2.1

CVI hereby agrees to purchase from each of the Vendors and each of the Vendors agrees to sell to CVI, immediately upon the issuance thereof all, and not less than all of the 70% ownership of TTTC to CEN, the joint venture company of CVI in China in accordance with the provisions of this Agreement.

2.2

CVI shall deliver certificates representing the CVI Shares transferred to each of the Vendors (or to such other persons, if any, properly designated by such Vendor) on the Exchange Date.  Pursuant to this Agreement, immediately upon the issuance of the CVI Shares on the Exchange Date, the closing of the transaction of purchase and sale contemplated hereby shall be deemed to have occurred.

3.0

VENDOR REPRESENTATION AND WARRANTIES

3.1

Each of the Vendors acknowledges that any CVI Shares issued to it hereunder will be subject to certain resale restrictions under applicable securities law and the policies of the Canadian Venture Exchange.  Each such Vendor also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and CVI is not in any manner responsible for ensuring compliance by any Vendor with such restrictions).

3.2

Each of the Vendors further acknowledges that a legend will be placed on the certificates representing any CVI Shares issued to it hereunder to the effect that the securities represented by such certificates are subject to a hold period and may not be traded in British Columbia until a date twelve months from the date of issue except as permitted by the Securities Act (British Columbia) and the Securities Rules (British Columbia).

3.3

Each of the Vendors warrants and represents to CVI that it will be acquiring any CVI Shares acquired hereunder as principal for its own account and not for the benefit of any other person, and for investment purposes and not with a view to resale or distribution.

4.0

GENERAL PROVISIONS

4.1

Time shall be the essence of this Agreement.

4.2

The parties shall execute and deliver all such further documents and instruments and do all acts and things as may be reasonably required to carry out the full intent and meaning of this Agreement.

4.3

This Agreement contains the whole agreement between the parties hereto in respect of the transactions contemplated hereby and there are no warranties, representations, term, conditions or collateral agreement, express, implied or statutory, other than expressly set forth in this Agreement.  No alteration or amendment of this Agreement shall take effect unless the same is in writing duly executed by all the parties hereto.

4.4

This Agreement shall ensure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns, as the case may be.

4.5

Except as expressly provided herein, this Agreement may not be assigned by any party hereto without the consent of each of the parties hereto.

4.6

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.7

This Agreement shall be construed and enforceable in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the 9th day of June, 2002.

BEIJING CHENGBO SCIENCE & TRADE LTD.

Per:____________________________

Authorized Signatory

BEIJING SKY-LAND CULTURE LTD.

Per:____________________________

Authorized Signatory

CEN SMART NETWORKS LTD.

Per:___________________________

Authorized Signatory

CHINA VENTURES INC,

Per:___________________________

Authorized Signatory